Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Regional Health Properties, Inc.

We hereby consent to the incorporation by reference in the Registration Statements of Regional Health Properties, Inc. (the “Company”), on Form S-8 (Nos. 333-184462 and No. 333-177531) of our report dated March 29, 2021, relating to the consolidated financial statements as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020, which appears in the Company’s annual report on Form 10-K.

/s/ CHERRY BEKEART LLP

Atlanta, Georgia
March 29, 2021